Exhibit 15.3

BRION ENERGY CORPORATION

RESERVES ASSESSMENT AND EVALUATION OF

CANADIAN OIL AND GAS PROPERTIES

THIRD PARTY CORPORATE SUMMARY

Effective December 31, 2014

1143014

THIRD PARTY CORPORATE SUMMARY

Principal Officers: Keith M. Braaten, P. Eng. President & CEO Jodi L. Anhorn, M.Sc., P. Eng. Executive Vice President & COO Officers / Vice Presidents:
March 23, 2015 Project 1143014	Caralyn P. Bennett, P. Eng. Tim R. Freeborn, P. Eng. Leonard L. Herchen, P. Eng. Myron J. Hladyshevsky, P. Eng. Todd J. Ikeda, P. Eng. Bryan M. Joa, P. Eng. Mark Jobin, P. Geol. John E. Keith, P. Eng.

Mr. Michael Fox

Brion Energy Corporation

1500, 250 – 6th Avenue SW

Calgary, Alberta T2P 3H7

Dear Sir:

Re:	Brion Energy Corporation
Corporate Evaluation
Effective December 31, 2014

GLJ Petroleum Consultants (GLJ) has completed an independent reserves assessment and evaluation of the oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

This report has been prepared for the Company for the purpose of annual disclosure and other financial requirements. This evaluation has been prepared in accordance with reserves definitions, standards and procedures of the United States Securities and Exchange Commission (SEC).

It was GLJ’s primary mandate in this evaluation to provide an independent evaluation of the oil and gas reserves of the Company in aggregate. Accordingly it may not be appropriate to extract individual property or entity estimates for other purposes.

Reserves included in this report represent the consolidation of the Groundbirch Montney, Duvernay Joint Venture and CNPC International conventional assets.

Our engagement letter notes these limitations on the use of this report.

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2    (403) 266-9500    Fax (403) 262-1855    GLJPC.com

It is trusted that this evaluation meets your current requirements. Should you have any questions regarding this analysis, please contact the undersigned.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

Trisha S. MacDonald, P. Eng.

Senior Engineer

Jodi L. Anhorn, M. Sc., P. Eng.

Executive Vice President & COO

TSM/JLA/ljn

Attachments

INDEPENDENT PETROLEUM CONSULTANTS’ CONSENT

The undersigned firm of Independent Petroleum Consultants of Calgary, Alberta, Canada has prepared an independent evaluation of the Brion Energy Corporation (the “Company”) Canadian oil and gas properties and hereby gives consent to the use of its name and to the said estimates. The effective date of the evaluation is December 31, 2014.

In the course of the evaluation, the Company provided GLJ Petroleum Consultants Ltd. personnel with basic information which included land data, well information, geological information, reservoir studies, estimates of on-stream dates, contract information, current hydrocarbon product prices, operating cost data, capital budget forecasts, financial data and future operating plans. Other engineering, geological or economic data required to conduct the evaluation and upon which this report is based, were obtained from public records, other operators and from GLJ Petroleum Consultants Ltd. nonconfidential files. The Company has provided a representation letter confirming that all information provided to GLJ Petroleum Consultants Ltd. is correct and complete to the best of its knowledge. Procedures recommended in the United States Securities and Exchange Commission (SEC) to verify certain interests and financial information were applied in this evaluation. In applying these procedures and tests, nothing came to GLJ Petroleum Consultants Ltd.’s attention that would suggest that information provided by the Company was not complete and accurate. GLJ Petroleum Consultants Ltd. reserves the right to review all calculations referred to or included in this report and to revise the estimates in light of erroneous data supplied or information existing but not made available which becomes known subsequent to the preparation of this report.

The accuracy of any reserves, resources and production estimate is a function of the quality and quantity of available data and of engineering interpretation and judgment. While reserves, resources and production estimates presented herein are considered reasonable, the estimates should be accepted with the understanding that reservoir performance subsequent to the date of the estimate may justify revision, either upward or downward.

Revenue projections presented in this report are based in part on forecasts of market prices, currency exchange rates, inflation, market demand and government policy which are subject to many uncertainties and may, in future, differ materially from the forecasts utilized herein. Present values of revenues documented in this report do not necessarily represent the fair market value of the reserves evaluated herein.

PERMIT TO PRACTICE
GLJ PETROLEUM CONSULTANTS LTD.
Signature:

Date:	January 30, 2015

PERMIT NUMBER: P 2066
The Association of Professional Engineers and Geoscientists of Alberta

INTRODUCTION

GLJ Petroleum Consultants (GLJ) was commissioned by Brion Energy Corporation (the “Company”) to prepare an independent evaluation of its oil and gas reserves and resources effective December 31, 2014. The locations of the most significant reserves properties are indicated on the attached index map.

The evaluation was initiated in November 2014 and completed by January 2015. Estimates of reserves, resources and projections of production were generally prepared using well information and production data available from public sources to approximately October 31, 2014. The Company provided land, accounting data and other technical information not available in the public domain to approximately January 22, 2015. In certain instances, the Company also provided recent engineering, geological and other information up to December 23, 2014. The Company has confirmed that, to the best of its knowledge, all information provided to GLJ is correct and complete as of the effective date.

The reserves definitions used in preparing this report (included herein under “Reserves Definitions”) are those required by the United States Securities Exchange Commission (SEC). The summary of reserves and value, using the SEC reserves definitions, uses the average historical prices derived from the first day of the month for January to December 2014.

Tables summarizing production, royalties, costs, revenue projections, reserves and present value estimates for various reserves and resources categories for individual properties and the Company total are provided in the tabbed sections of this Summary Report.

The Evaluation Procedure section outlines general procedures used in preparing this evaluation. The individual property reports, provided under separate cover, provide additional evaluation details. The following summarizes evaluation matters that have been included/excluded in cash flow projections:

•	processing income has been included as “Other Income”,

•

provisions for the abandonment of all of the Company’s wells to which reserves and resources have been attributed have been included; all other abandonment and reclamation costs have not been included,

•	general and administrative (G&A) costs and overhead recovery have not been included,

•	undeveloped land values have not been included.

•	Carbon taxes associated with greenhouse gas emissions as part of Alberta Environment and Sustainable Resource Development’s specified Gas Emitters Regulation have not been included.

Economic forecasts are provided on an after tax basis including tax pools provided by the Company in the “Evaluation Procedure” section.

Map 1

Index Map

Property Locations

Company: Brion Energy Corporation	Effective Date: December 31, 2014
Property: Western Canada	Scale 1:6,000,000 s1143014/indm01

MacKay III - CNPC
Groundbirch - Montney
Hoole - CNPC
ALBERTA
Kaybob Duvernay
Simonette Montney
Edmonton
Lone Rock (Sask)
Willesden Green Duvernay
Red Deer
Twining
Drumheller
Calgary
High Level
High Prairie
Cold Lake
Meadow Lake
North Battleford
Medicine Hat
Lethbridge
BIRCH MOUNTAINS
CARIBOU MOUNTAINS
GREAT SAND HILLS

Company:	Brion Energy Corporation	Reserve Class:	Various
Property:	Corporate	Development Class:	Classifications
Description:	After Tax	Pricing:	SEC 2014-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2014

Summary of Reserves and Values

	Proved Producing	Proved Developed Non- Producing	Proved Undeveloped	Total Proved
MARKETABLE RESERVES

Light & Medium Oil (Mbbl)
Total Company Interest	669	0	0	669
Working Interest	669	0	0	669
Net After Royalty	542	0	0	542

Natural Gas (MMcf)
Total Company Interest	141,898	12,454	191,004	345,357
Working Interest	141,890	12,454	191,004	345,348
Net After Royalty	127,768	11,824	171,761	311,353

Natural Gas Liquids (Mbbl)
Total Company Interest	3,814	1,565	14,755	20,133
Working Interest	3,813	1,565	14,755	20,133
Net After Royalty	2,953	1,219	11,897	16,069

Oil Equivalent (Mboe)
Total Company Interest	28,132	3,640	46,589	78,361
Working Interest	28,131	3,640	46,589	78,360
Net After Royalty	24,790	3,189	40,523	68,503
BEFORE TAX PRESENT VALUE (M$)
0%	510,219	152,361	609,551	1,272,131
5%	418,458	124,989	354,762	898,209
8%	379,860	113,695	256,601	750,155
10%	358,641	107,543	205,613	671,797
12%	340,209	102,230	163,321	605,760
15%	316,685	95,486	112,440	524,611
20%	285,579	86,612	51,440	423,631
AFTER TAX PRESENT VALUE (M$)
0%	495,993	152,361	609,551	1,257,905
5%	410,504	124,989	354,762	890,255
8%	374,012	113,695	256,601	744,308
10%	353,803	107,543	205,613	666,959
12%	336,160	102,230	163,321	601,710
15%	313,520	95,486	112,440	521,446
20%	283,370	86,612	51,440	421,421

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

Run Date: March 25, 2015 10:28:49 1143014 Class (A,B1,B2,C), SEC 2014-Dec-31 Posted (12 Month Avg.), psum								March 25, 2015 10:35:34

Company:	Brion Energy Corporation	Reserve Class:	Various
Property:	Corporate	Development Class:	Classifications
Description:	After Tax	Pricing:	SEC 2014-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2014

Company and Net Reserves and Present Value Summary

		Company Interest Reserves					Net After Royalty Reserves					Before Income Tax Discounted Present Value (M$)				After Income Tax Discounted Present Value (M$)
Entity Description	Reserve Class	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	0%	8%	10%	12%	0%	5%	8%	10%	12%
Proved Producing
Total
Brion Energy Corp
Joint Venture Gas Project
Duvernay
Kaybob Duvernay		16,029	0	2,865	0	5,537	15,304	0	2,178	0	4,728	189,067	148,833	141,858	135,693	189,067	161,199	148,833	141,858	135,693
Simonette Montney		715	0	67	0	186	647	0	45	0	153	6,452	4,634	4,347	4,100	6,452	5,165	4,634	4,347	4,100
Willesden Green Duvernay		4,975	555	256	0	1,641	4,676	433	205	0	1,417	44,251	36,086	34,546	33,154	44,251	38,723	36,086	34,546	33,154

Total: Duvernay		21,719	555	3,188	0	7,364	20,627	433	2,428	0	6,298	239,770	189,553	180,751	172,946	239,770	205,087	189,553	180,751	172,946
Groundbirch Property	A	119,795	0	624	0	20,590	106,781	0	525	0	18,322	264,043	185,755	173,636	163,266	251,429	201,604	181,054	169,870	160,224

Total: Joint Venture Gas Project		141,514	555	3,812	0	27,953	127,408	433	2,953	0	24,620	503,813	375,308	354,387	336,212	491,199	406,691	370,607	350,622	333,171

Total: Brion Energy Corp		141,514	555	3,812	0	27,953	127,408	433	2,953	0	24,620	503,813	375,308	354,387	336,212	491,199	406,691	370,607	350,622	333,171
CNPC International Canada Limited
Conventional Assets
Drumheller	A	161	19	1	0	48	150	19	1	0	44	1,309	998	942	893	1,309	1,095	998	942	893
Lone Rock (Sask)	A	3	63	0	0	63	3	60	0	0	61	2,752	1,950	1,823	1,714	2,752	2,183	1,950	1,823	1,714
Twining	A	219	31	0	0	68	207	30	0	0	65	2,346	1,603	1,488	1,390	2,346	1,817	1,603	1,488	1,390

Total: Conventional Assets		384	113	1	0	179	361	109	1	0	171	6,406	4,551	4,254	3,997	6,406	5,095	4,551	4,254	3,997

Total: CNPC International Canada Limited		384	113	1	0	179	361	109	1	0	171	6,406	4,551	4,254	3,997	6,406	5,095	4,551	4,254	3,997

Total		141,898	669	3,814	0	28,132	127,768	542	2,953	0	24,790	510,219	379,860	358,641	340,209	497,605	411,787	375,159	354,876	337,168

Total: Proved Producing		141,898	669	3,814	0	28,132	127,768	542	2,953	0	24,790	510,219	379,860	358,641	340,209	497,605	411,787	375,159	354,876	337,168
Proved Developed Non-Producing
Total
Brion Energy Corp
Joint Venture Gas Project
Duvernay
Kaybob Duvernay		11,251	0	1,471	0	3,347	10,720	0	1,145	0	2,931	142,525	105,770	99,948	94,926	142,525	116,479	105,770	99,948	94,926
Simonette Montney		663	0	90	0	201	605	0	72	0	172	8,972	7,277	6,988	6,733	8,972	7,793	7,277	6,988	6,733
Willesden Green Duvernay		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Duvernay		11,914	0	1,562	0	3,547	11,325	0	1,216	0	3,104	151,497	113,047	106,936	101,660	151,497	124,272	113,047	106,936	101,660
Groundbirch Property	B1	541	0	3	0	93	498	0	2	0	85	864	647	607	570	864	717	647	607	570

Total: Joint Venture Gas Project		12,454	0	1,565	0	3,640	11,824	0	1,219	0	3,189	152,361	113,695	107,543	102,230	152,361	124,989	113,695	107,543	102,230

Total: Brion Energy Corp		12,454	0	1,565	0	3,640	11,824	0	1,219	0	3,189	152,361	113,695	107,543	102,230	152,361	124,989	113,695	107,543	102,230
CNPC International Canada Limited
Conventional Assets
Drumheller		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Lone Rock (Sask)		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Twining		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Conventional Assets		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: CNPC International Canada Limited		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total		12,454	0	1,565	0	3,640	11,824	0	1,219	0	3,189	152,361	113,695	107,543	102,230	152,361	124,989	113,695	107,543	102,230

1143014 Class (A,B1,B2,B,C), SEC 2014-Dec-31 Posted (12 Month Avg.), grv	March 25, 2015 10:35:27

Company and Net Reserves and Present Value Summary

		Company Interest Reserves					Net After Royalty Reserves					Before Income Tax Discounted Present Value (M$)				After Income Tax Discounted Present Value (M$)
Entity Description	Reserve Class	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	0%	8%	10%	12%	0%	5%	8%	10%	12%
Total: Proved Developed Non-Producing		12,454	0	1,565	0	3,640	11,824	0	1,219	0	3,189	152,361	113,695	107,543	102,230	152,361	124,989	113,695	107,543	102,230
Proved Undeveloped
Total
Brion Energy Corp
Joint Venture Gas Project
Duvernay
Kaybob Duvernay		69,731	0	13,131	0	24,753	66,575	0	10,535	0	21,631	390,365	150,612	114,799	84,907	390,365	218,766	150,612	114,799	84,907
Simonette Montney		3,320	0	371	0	924	3,093	0	302	0	817	21,004	10,714	9,181	7,893	21,004	13,624	10,714	9,181	7,893
Willesden Green Duvernay		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Duvernay		73,051	0	13,502	0	25,677	69,668	0	10,837	0	22,448	411,368	161,327	123,979	92,800	411,368	232,390	161,327	123,979	92,800
Groundbirch Property	B2	117,953	0	1,253	0	20,912	102,093	0	1,060	0	18,075	198,183	95,275	81,634	70,521	198,183	122,372	95,275	81,634	70,521

Total: Joint Venture Gas Project		191,004	0	14,755	0	46,589	171,761	0	11,897	0	40,523	609,551	256,601	205,613	163,321	609,551	354,762	256,601	205,613	163,321

Total: Brion Energy Corp		191,004	0	14,755	0	46,589	171,761	0	11,897	0	40,523	609,551	256,601	205,613	163,321	609,551	354,762	256,601	205,613	163,321
CNPC International Canada Limited
Conventional Assets
Drumheller		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Lone Rock (Sask)		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Twining		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Conventional Assets		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: CNPC International Canada Limited		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total		191,004	0	14,755	0	46,589	171,761	0	11,897	0	40,523	609,551	256,601	205,613	163,321	609,551	354,762	256,601	205,613	163,321

Total: Proved Undeveloped		191,004	0	14,755	0	46,589	171,761	0	11,897	0	40,523	609,551	256,601	205,613	163,321	609,551	354,762	256,601	205,613	163,321
Total Proved Non-Producing
Total
Brion Energy Corp
Joint Venture Gas Project
Duvernay
Kaybob Duvernay		80,982	0	14,603	0	28,100	77,295	0	11,680	0	24,563	532,890	256,382	214,747	179,833	532,890	335,245	256,382	214,747	179,833
Simonette Montney		3,982	0	461	0	1,125	3,698	0	373	0	990	29,975	17,992	16,169	14,627	29,975	21,417	17,992	16,169	14,627
Willesden Green Duvernay		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Duvernay		84,964	0	15,064	0	29,225	80,993	0	12,053	0	25,552	562,865	274,374	230,915	194,460	562,865	356,662	274,374	230,915	194,460
Groundbirch Property		118,494	0	1,255	0	21,004	102,592	0	1,062	0	18,161	199,047	95,922	82,240	71,091	199,047	123,089	95,922	82,240	71,091

Total: Joint Venture Gas Project		203,458	0	16,319	0	50,229	183,585	0	13,115	0	43,713	761,912	370,296	313,156	265,551	761,912	479,751	370,296	313,156	265,551

Total: Brion Energy Corp		203,458	0	16,319	0	50,229	183,585	0	13,115	0	43,713	761,912	370,296	313,156	265,551	761,912	479,751	370,296	313,156	265,551
CNPC International Canada Limited
Conventional Assets
Drumheller		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Lone Rock (Sask)		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Twining		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: Conventional Assets		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total: CNPC International Canada Limited		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Total		203,458	0	16,319	0	50,229	183,585	0	13,115	0	43,713	761,912	370,296	313,156	265,551	761,912	479,751	370,296	313,156	265,551

Total: Total Proved Non-Producing		203,458	0	16,319	0	50,229	183,585	0	13,115	0	43,713	761,912	370,296	313,156	265,551	761,912	479,751	370,296	313,156	265,551

1143014 Class (A,B1,B2,B,C), SEC 2014-Dec-31 Posted (12 Month Avg.), grv	March 25, 2015 10:35:27

Company and Net Reserves and Present Value Summary

		Company Interest Reserves					Net After Royalty Reserves					Before Income Tax Discounted Present Value (M$)				After Income Tax Discounted Present Value (M$)
Entity Description	Reserve Class	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	0%	8%	10%	12%	0%	5%	8%	10%	12%
Total Proved
Total
Brion Energy Corp
Joint Venture Gas Project
Duvernay
Kaybob Duvernay		97,011	0	17,468	0	33,637	92,599	0	13,858	0	29,291	721,957	405,215	356,605	315,525	721,957	496,444	405,215	356,605	315,525
Simonette Montney		4,697	0	528	0	1,311	4,345	0	418	0	1,142	36,428	22,626	20,516	18,727	36,428	26,582	22,626	20,516	18,727
Willesden Green Duvernay		4,975	555	256	0	1,641	4,676	433	205	0	1,417	44,251	36,086	34,546	33,154	44,251	38,723	36,086	34,546	33,154

Total: Duvernay		106,683	555	18,252	0	36,588	101,620	433	14,481	0	31,850	802,635	463,927	411,667	367,406	802,635	561,749	463,927	411,667	367,406
Groundbirch Property		238,289	0	1,879	0	41,594	209,372	0	1,587	0	36,482	463,090	281,677	255,876	234,357	450,476	324,693	276,976	252,111	231,316

Total: Joint Venture Gas Project		344,973	555	20,132	0	78,183	310,993	433	16,068	0	68,333	1,265,725	745,604	667,543	601,762	1,253,111	886,442	740,903	663,777	598,721

Total: Brion Energy Corp		344,973	555	20,132	0	78,183	310,993	433	16,068	0	68,333	1,265,725	745,604	667,543	601,762	1,253,111	886,442	740,903	663,777	598,721
CNPC International Canada Limited
Conventional Assets
Drumheller	A	161	19	1	0	48	150	19	1	0	44	1,309	998	942	893	1,309	1,095	998	942	893
Lone Rock (Sask)	A	3	63	0	0	63	3	60	0	0	61	2,752	1,950	1,823	1,714	2,752	2,183	1,950	1,823	1,714
Twining	A	219	31	0	0	68	207	30	0	0	65	2,346	1,603	1,488	1,390	2,346	1,817	1,603	1,488	1,390

Total: Conventional Assets		384	113	1	0	179	361	109	1	0	171	6,406	4,551	4,254	3,997	6,406	5,095	4,551	4,254	3,997

Total: CNPC International Canada Limited		384	113	1	0	179	361	109	1	0	171	6,406	4,551	4,254	3,997	6,406	5,095	4,551	4,254	3,997

Total		345,357	669	20,133	0	78,361	311,353	542	16,069	0	68,503	1,272,131	750,155	671,797	605,760	1,259,517	891,538	745,454	668,032	602,718

Total: Total Proved		345,357	669	20,133	0	78,361	311,353	542	16,069	0	68,503	1,272,131	750,155	671,797	605,760	1,259,517	891,538	745,454	668,032	602,718

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1143014 Class (A,B1,B2,B,C), SEC 2014-Dec-31 Posted (12 Month Avg.), grv	March 25, 2015 10:35:27

EVALUATION PROCEDURE

The following outlines the methodology employed by GLJ Petroleum Consultants (GLJ) in conducting the evaluation of the Company’s oil and gas properties. GLJ evaluation procedures are in compliance with standards contained in the Canadian Oil and Gas Evaluation (COGE) Handbook.

INTEREST DESCRIPTIONS

The Company provided GLJ with current land interest information. The Company provided a representation letter confirming accuracy of land information. Certain cross-checks of land and accounting information were undertaken by GLJ as recommended in the COGE Handbook. In this process, nothing came to GLJ’s attention that indicated that information provided by the Company was incomplete or unreliable.

In GLJ’s reports, “Company Interest” reserves, resources and values refer to the sum of royalty interest* and working interest reserves and resources before deduction of royalty burdens payable. “Working Interest” reserves and resources equate to those reserves and resources that are referred to as “Company Gross” reserves and resources by the Canadian Securities Administrators (CSA) in NI 51-101.

In the Securities Reporting section, working interest (or Company Gross) volumes are presented in tables to correspond to NI 51-101 disclosure requirements.

*	Royalty interest reserves and resources include royalty volumes derived only from other working interest owners.

WELL DATA

Pertinent interest and offset well data such as drill stem tests, workovers, pressure surveys, production tests, etc., were provided by the Company or were obtained from other operators, public records or GLJ nonconfidential files.

ACCOUNTING SUMMARY

The Company provided GLJ with available accounting data on a property basis and for the corporate total for the period January 2014, to September 30, 2014. In some circumstances this information was also provided on a cost centre basis to address major reserves entities that are a subset of a Company property.

For reserves and resources attributable to the Company’s oil sands project, no historical accounting was provided by the Company, as these projects are undeveloped.

PRODUCTION FORECASTS

In establishing all production forecasts, consideration was given to existing gas contracts and the possibility of contract revisions, to the operator’s plans for development drilling and to reserves and resources and well capability. Generally, development drilling in an area was not considered unless there was some indication from the operator that drilling could be expected.

The on-stream date for currently shut-in reserves and resources was estimated with consideration given to the following:

•	proximity to existing facilities

•	plans of the operator

•	economics

AFTER TAX ANALYSIS

Canadian income taxes were calculated based on currently legislated federal and provincial tax rates, tax regulations and tax pool information provided by the Company. After tax values for reserves development status or production status subcategories (i.e. developed, undeveloped, producing, non-producing) are calculated by difference.

Tax Pools

The following tax pools as of the effective date were included in the income tax calculations:

Tax Pool Classification	Write-Off Rate (%)	Tax Pool (M$)
Canadian Oil and Gas Property Expense (COGPE)	10	335,823
Canadian Exploration Expense (CEE)	100	25,459
Non-Capital Losses	100	26,622
Canadian Development Expense (CDE)	30	765,851
Capital Cost Allowance: (CCA)
Class 1	10	73
Class 50	55	268,527

Tax Rates

Federal income tax calculations incorporate recently enacted reductions in general corporate income tax rates as follows:

Year	Federal Income Tax Rate
2015+	15.0%

Allocation of revenues to Canadian provinces for income tax purposes depends on several factors in addition to the provincial origin of the resource revenues. The average future annual provincial tax rate has been calculated based on an allocation of provincial resource revenues and their respective tax rate as follows:

Reserves Class	Year	Alberta Tax Rate	Alberta Allocation	B.C. Tax Rate	B.C. Allocation	Sask. Tax Rate	Sask. Allocation	Avg. Ann. Tax Rate
Proved Producing	2015+	10.00%	42.3%	11.00%	57.2%	12.00%	0.5%	10.6%

Company total after tax economic forecasts for all reserves categories are attached.

ECONOMIC PARAMETERS

Pertinent economic parameters are listed as follows:

a)	The effective date is December 31, 2014.

b)	Operating and capital costs were estimated in 2015 dollars and then escalated as summarized in the Product Price and Market Forecasts section of this report.

c)

Economic forecasts were prepared for each property on a before income tax basis. Detailed discounting of future cash flow was performed using a discount factor of 10.0 percent with all values discounted annually to December 31, 2014, on a mid-calendar-year basis.

d)	Royalty holidays applicable to existing wells or forecast drilling are included in individual well economics. These credits are itemized within the property reports.

e)	Gas processing allowances relating to remaining undepreciated capital bases, were included in individual property economic evaluations.

f)	Mineral taxes on freehold interests were included.

g)	Field level overhead charges have been included; recovery of overhead expenses has not been included.

h)	The Company’s office G&A costs have not been included.

i)

Well abandonment costs for all wells with reserves have been included at the property level. Additional abandonment costs associated with non-reserves wells, lease reclamation costs and facility abandonment and reclamation expenses have not been included in this analysis.

j)	The Saskatchewan Resource Surcharge was included.

OIL EQUIVALENT OR GAS EQUIVALENT

In this report, quantities of hydrocarbons have been converted to barrels of oil equivalent (boe); or to sales gas equivalent (sge) using factors of 6 Mcf/boe for gas, 1 bbl/boe for all liquids, and 0 boe for sulphur. Users of oil equivalent values are cautioned that while boe based metrics are useful for comparative purposes, they may be misleading when used in isolation.

LIST OF ABBREVIATIONS

AOF	absolute open flow
bbl	barrels
Bcf	billion cubic feet of gas at standard conditions
BIIP	bitumen initially-in-place
boe	barrel of oil equivalent, in this evaluation determined using 6 Mcf/boe for gas, 1 bbl/boe for all liquids, and 0 boe for sulphur
bopd	barrels of oil per day
Btu	British thermal units
bwpd	barrels of water per day
DSU	drilling spacing unit
GCA	gas cost allowance
GIIP	gas initially-in-place
GOC	gas-oil contact
GOR	gas-oil ratio
GORR	gross overriding royalty
GWC	gas-water contact
Mbbl	thousand barrels
Mboe	thousand boe
Mcf	thousand cubic feet of gas at standard conditions
Mcfe	thousand cubic feet of gas equivalent
Mlt	thousand long tons
M$	thousand dollars
MM$	million dollars
MMbbl	million barrels
MMboe	million boe
MMBtu	million British thermal units
MMcf	million cubic feet of gas at standard conditions
MRL	maximum rate limitation
Mstb	thousand stock tank barrels
MMstb	million stock tank barrels
NGL	natural gas liquids (ethane, propane, butane and condensate)
NPI	net profits interest
OIIP	oil initially-in-place
ORRI	overriding royalty interest
OWC	oil-water contact
P&NG	petroleum and natural gas
PIIP	petroleum initially-in-place

psia	pounds per square inch absolute
psig	pounds per square inch gauge
PVT	pressure-volume-temperature
RLI	reserves life index, calculated by dividing reserves by the forecast of first year production
scf	standard cubic feet
sge	sales gas equivalent – if presented in this evaluation, determined using 1 barrel of oil or natural gas liquid = 6 Mcfe; 0 for sulphur
stb	stock tank barrel
WI	working interest
WTI	West Texas Intermediate

GLJ Petroleum Consultants Crude Oil and Natural Gas Liquids SEC 2014-Dec-31 Posted (12 Month Avg.) Effective January 01, 2015	Table 1

Inflation %	Bank of Canada Average Noon Exchange Rate USD/CAD	NYMEX WTI Near Month Futures Contract Crude Oil at Cushing Oklahoma		Brent Blend Crude Oil FOB North Sea	Light, Sweet Crude Oil (40 API, 0.3%S) at Edmonton	Bow River Crude Oil Stream Quality at Hardisty	WCS Crude Oil Stream Quality at Hardisty	Heavy Crude Oil Proxy (12 API) at Hardisty	Light Sour Crude Oil (35 API, 1.2%S) at Cromer	Medium Crude Oil (29 API, 2.0%S) at Cromer	Alberta Natural Gas Liquids (Then Current Dollars)
		Constant 2014 $ USD/bbl	Then Current USD/bbl	Then Current USD/bbl	Then Current CAD/bbl	Then Current CAD/bbl	Then Current CAD/bbl	Then Current CAD/bbl	Then Current CAD/bbl	Then Current CAD/bbl	Spec Ethane CAD/bbl	Edmonton Propane CAD/bbl	Edmonton Butane CAD/bbl	Edmonton C5+ Stream Quality CAD/bbl
0.0	0.9099	95.28	95.28	101.30	94.74	82.69	82.63	75.39	95.01	89.56	15.12	48.89	70.49	103.42

GLJ Petroleum Consultants Natural Gas and Sulphur SEC 2014-Dec-31 Posted (12 Month Avg.) Effective January 01, 2015	Table 2

		Midwest Price at Chicago		Alberta Plant Gate
Henry Hub Nymex Near Month Contract			AECO/NIT Spot	Spot				Saskatchewan Plant Gate			British Columbia
Constant 2014 $ USD/ MMBtu	Then Current USD/MMBtu	Then Current USD/ MMBtu	Then Current CAD/ MMBtu	Constant 2014 $ CAD/ MMBtu	Then Current CAD/ MMBtu	ARP CAD/ MMBtu	Alliance CAD/ MMBtu	SaskEnergy CAD/ MMBtu	Spot CAD/ MMBtu	Sumas Spot USD/ MMBtu	Westcoast Station 2 CAD/ MMBtu	Spot Plant Gate CAD/ MMBtu	Sulphur FOB Vancouver USD/lt	Alberta Sulphur at Plant Gate CAD/lt
4.35	4.35	7.36	4.58	4.34	4.34	4.34	6.61	4.44	4.50	4.44	4.30	4.10	145.41	109.81

GLJ Petroleum Consultants International and Frontier SEC 2014-Dec-31 Posted (12 Month Avg.) Effective January 01, 2015	Table 3

Inflation %	Bank of Canada Average Noon Exchange Rate USD/CAD			NYMEX WTI Near Month Futures Contract Crude Oil at Cushing Oklahoma		Light Louisiana Sweet Crude Oil		Maya Crude Oil		Brent Blend Crude Oil FOB North Sea		Henry Hub Spot		Nova Scotia Goldboro		National Balancing Point (UK)
		CAD - GBP Exchange Rate CAD/GBP	CAD - EURO Exchange Rate CAD/EUR	Then Current USD/bbl	Then Current CAD/bbl	Then Current USD/bbl	Then Current CAD/bb	Then Current USD/bbl	Then Current CAD/bbl	Then Current USD/bbl	Then Current CAD/bbl	Then Current USD/ MMBtu	Then Current CAD/ MMBtu	Then Current USD/ MMBtu	Then Current CAD/ MMBtu	Then Current USD/ MMBtu	Then Current CAD/ MMBtu
0.0	0.910	1.8185	1.4680	95.28	104.71	95.32	104.76	88.57	97.34	101.30	111.33	4.35	4.78	7.38	8.11	8.36	9.19

APPENDIX I

CERTIFICATES OF QUALIFICATION

Jodi L. Anhorn

Chad P. Lemke

Mirek Zaoral

Mano M. Catania

Trisha S. MacDonald

Miranda L. Stoffman

Warren R. Bindon

Natasha Gvozdenovic

CERTIFICATION OF QUALIFICATION

I, Jodi L. Anhorn, Professional Engineer, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am a principal officer of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Calgary and that I graduated with a Master of Science Degree in Chemical and Petroleum Engineering in 1992; that I am a Registered Professional Engineer in the Province of Alberta; and that I have in excess of twenty-two years experience in engineering studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Chad P. Lemke, Professional Engineer, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Calgary where I graduated with a Bachelor of Science Degree in Mechanical Engineering in 2004; that I am a Registered Professional Engineer in the Province of Alberta; and, that I have in excess of eleven years of experience in engineering studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Mirek Zaoral, Professional Geologist, 4100, 400 – 3rd Avenue S.W. Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Calgary and that I graduated in 1977 with a Bachelor of Science Degree with honours in Geology; that I am a registered Professional Geologist in the Province of Alberta; and, that I have in excess of thirty-seven years experience in geological studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Mano M. Catania, Professional Engineer, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Regina where I graduated with a Bachelor of Applied Science Degree in Industrial Systems Engineering in 1995; that I am a Registered Professional Engineer; and, that I have in excess of seventeen years experience in engineering studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Trisha S. MacDonald, Professional Engineer, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Calgary where I graduated with a Bachelor of Science Degree in Oil and Gas Engineering in 2004; that I am a Registered Professional Engineer in the Province of Alberta; and, that I have in excess of ten years of experience in engineering studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Miranda L. Stoffman, Professional Geologist, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Calgary where I graduated with two Bachelor of Science Degrees in Geology and Applied and Environmental Geology in 2005; that I am a Registered Professional Geologist in the Province of Alberta; and, that I have in excess of seven years of experience in geological studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

CERTIFICATION OF QUALIFICATION

I, Warren R. Bindon, Geoscientist In Training, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.

That I attended the University of Alberta where I graduated with a Master’s of Science Degree in Geology in 2011; and, that I am a Geoscientist In Training and have in excess of four years of experience in geological studies relating to oil and gas fields.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

Warren R. Bindon, M.Sc., G.I.T.

CERTIFICATION OF QUALIFICATION

I, Natasha Gvozdenovic, Engineer In Training, 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada hereby certify:

1.

That I am an employee of GLJ Petroleum Consultants Ltd., which company did prepare a detailed analysis of Canadian oil and gas properties of Brion Energy Corporation (the “Company”). The effective date of this evaluation is December 31, 2014.

2.	That I do not have, nor do I expect to receive any direct or indirect interest in the securities of the Company or its affiliated companies.

3.	That I attended the University of Calgary, where I graduated with a Bachelor’s Degree in Chemical Engineering in 2014; and, that I am an Engineer In Training.

4.

That a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the information available from public information and records, the files of the Company, and the appropriate provincial regulatory authorities.

Natasha Gvozdenovic, E.I.T.